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                                                                    EXHIBIT 10.2


                            INDEMNIFICATION AGREEMENT


        This Indemnification Agreement is made as of ____________, 2000, by and among EPS Solutions Corporation, a Delaware corporation (the "COMPANY"), and _____________ ("INDEMNITEE"), a director and/or an officer of the Company.

        A. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify them so as to provide them with the maximum protection permitted by law.

        B. The protection available from any insurance that the Company may carry may not be adequate and Indemnitee may not be willing to serve as a director and/or an officer without adequate protection.

        The Company and Indemnitee hereby agree as follows:

        1. DEFINITIONS. The following terms, as used herein, have the following meaning:

           1.1 "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person or any Affiliate of such Person. Without limiting the foregoing, (i) an Affiliate of any corporation includes any officer, director or owner of 10% or more of the voting power or equity interests of such corporation, or (ii) an Affiliate of any individual includes any partner or immediate family member of such individual or the estate of such individual, and
(iii) an Affiliate of any partnership, limited liability company, trust or joint venture includes any partner, member, trustee or co-venturer of such partnership, limited liability company, trust or joint venture, or any beneficiary or owner having 10% or more interest in the equity, property or profits or 10% or more of the voting power of such partnership, trust or joint venture.

           1.2 "AGREEMENT" means this Indemnification Agreement, as the same may be amended from time to time hereafter.

           1.3 "CHANGE IN CONTROL" means, and will be deemed to have occurred if:

               (A) Any person, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of the Company or the combined voting power or economic rights of the outstanding equity securities of the Company entitled to vote generally in the election of directors, provided that, for these purposes, any shares owned beneficially by Excluded Persons will not be counted toward such 50% threshold. "EXCLUDED PERSONS" means any employee benefit plan of the Company or its subsidiaries that acquires beneficial ownership of voting securities of the Company, or any


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underwriter or underwriting syndicate acquiring shares of the Company's stock in connection with a public offering thereof; or

               (B) Individuals who, as of the effective date hereof, constitute the Board of the Company (the "INCUMBENT BOARD OF DIRECTORS") cease for any reason to constitute at least a majority of the Board of the Company, provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors shall be considered to be a member of the Incumbent Board of Directors unless that individual was nominated or elected by any person, entity or group (as defined above) (other than any Excluded Person or Excluded Persons) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, thirty percent (30%) or more of either the outstanding shares of common stock of the Company or the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board of Directors unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board of Directors.

           1.4 "PERSON" means any individual, partnership, limited liability company, corporation, joint venture, trust, estate, or other entity.

           1.5 "REVIEWING PARTY" means any person or persons appointed by the Company or its board to review the appropriateness of any provision of indemnity to Indemnitee.

           1.6 "SUBSIDIARY" of an entity means any other entity of which more than 50% of the voting power and/or equity interest is owned, directly or indirectly, by such first entity.

        2. INDEMNIFICATION.

           2.1 Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or witness or other participant in, or is threatened to be made a party or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Company or any Subsidiary of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any Subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee or agent of another Person, and/or by reason of any action or inaction on the part of Indemnitee while acting in Indemnitee's capacity as a director, officer, employee or agent of the Company or any Subsidiary of the Company or any other Person at the request of the Company or any Subsidiary of the Company, against expenses actually and reasonably incurred by Indemnitee (including without limitation attorneys' and experts' fees and costs), and all liabilities, losses, judgments, fines, penalties, and taxes actually incurred by Indemnitee, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) by Indemnitee, in connection with such action, suit, proceeding, settlement, or adjudication or appeal thereof, if


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Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company (or, in the case of actions or omissions involving an employee benefit plan of the Company or any of its Subsidiaries, in the best interests of the participants and beneficiaries of such plan), and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

           2.2 Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee is or was a party or witness or other participant in, or is threatened to be made a party or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by or in the right of the Company or any Subsidiary to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any Subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee or agent of another Person, and/or by reason of any action or inaction on the part of Indemnitee while acting in Indemnitee's capacity as a director or an officer, employee or agent of the Company or a Subsidiary of the Company or any other Person at the request of the Company or any Subsidiary of the Company, against all expenses (including without limitation attorneys' and experts' fees and costs), actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action, suit, proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.

           2.3 Advancement of Expenses. The Company shall, at Indemnitee's discretion, pay directly or advance to Indemnitee all expenses incurred by Indemnitee in connection with (a) the investigation, defense, settlement or appeal of any action, suit or proceeding referenced in Section 2.1 or 2.2 hereof or for which Indemnitee is entitled to indemnity under the Company's Certificate of Incorporation or bylaws or applicable law; (b) any action brought by Indemnitee for indemnification or payment of expenses by the Company under this Agreement or the Company's Certificate of Incorporation or bylaws or applicable law; or (c) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advance expense payment, or insurance recovery, as the case may be. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby or that such indemnification is not otherwise permitted by applicable law. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company.

           2.4 Mandatory Payment of Expenses. Notwithstanding anything in this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2.1 or 2.2 or the defense of any claim, issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against expenses (including without limitation



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attorneys' and experts' fees and costs) actually and reasonably incurred by
Indemnitee in connection therewith.

           2.5 Enforcing the Agreement. If Indemnitee properly makes a claim for indemnification or an advance of expenses which is payable pursuant to the terms of this Agreement, and that claim is not paid by the Company, or on its behalf, within ten days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also all expenses actually and reasonably incurred in connection with prosecuting such claim.

           2.6 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        3. EXPENSES; INDEMNIFICATION PROCEDURE.

           3.1 Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in the manner set forth in Section 7.2 as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation (not involving direct expenditures or payments by Indemnitee) as it may reasonably require and as shall be within Indemnitee's power.

           3.2 Notice to Insurers. At the time of the receipt of a notice of a claim pursuant to Section 3.1 hereof, the Company shall give prompt notice of such action, suit or proceeding to any insurers under applicable policies of insurance in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

           3.3 Selection of Counsel. If the Company is obligated hereunder to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee in Indemnitee's discretion, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of any separate counsel subsequently incurred by Indemnitee with respect to the same proceeding, except that if (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the



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Company (subject to the provisions of this Agreement). Nothing herein will prohibit Indemnitee from engaging separate counsel at Indemnitee's expense.

           3.4 Burden of Proof. In connection with any determination, by a Reviewing Party or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

           3.5 No Presumptions. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company or that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

        4. ADDITIONAL INDEMNIFICATION RIGHTS; SCOPE; NON-EXCLUSIVITY.

           4.1 Application. This Agreement shall be deemed applicable to all actual or alleged actions or omissions by Indemnitee during any and all periods of time (whether before or after the date hereof) that Indemnitee was, is, or shall be serving as a director or officer of the Company or a Subsidiary of the Company or, at the request of the Company or a Subsidiary of the Company as a director, officer, employee or agent of another Person.

           4.2 Scope. The Company shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Delaware corporation to indemnify a director or officer, such changes shall be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify a director or officer, such changes, except to the extent otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

           4.3 Non-Exclusivity. The indemnification provided by this Agreement shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation, its bylaws, any agreement, any vote of stockholders or disinterested directors, the applicable law, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for actions or omissions occurring while serving in an indemnified capacity



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even though Indemnitee may have ceased to serve in such capacity, or may have ceased to be employed, at the time of any action, suit or other covered proceeding.

           4.4 Legal Limits. Notwithstanding anything herein to the contrary, Indemnitee is not entitled pursuant to this Agreement to any indemnity or payment of expenses not permitted under applicable law, and the Company shall comply with all procedures required under applicable law to determine the permissibility under applicable law of payments to Indemnitee hereunder.

           4.5 Partial Indemnification. If Indemnitee is entitled under this Agreement only to partial indemnification, but not to the total amount of expenses, liabilities, losses, judgments, fines, and amounts paid in settlement, the Company shall nevertheless indemnify Indemnitee for that portion to which Indemnitee is entitled.

           4.6 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

           4.7 Change in Control. If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to payments under this Agreement or the Company's Certificate of Incorporation or bylaws or applicable law, the Company shall seek legal advice and any determination whether indemnification is proper in the circumstances only from, and any Reviewing Party shall only be, legal counsel that has not provided services to Indemnitee or the Company or any Affiliate of either of them within the previous two years, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the legal counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

           4.8 Operating Company Indemnification. If Enterprise Profit Solutions Corporation (the "OPERATING COMPANY") is obligated to indemnify Indemnitee pursuant to an Indemnification Agreement, or the Operating Company's Certificate of Incorporation or bylaws, or applicable law, the Company will be jointly and severally liable with the Operating Company to perform all such indemnity obligations of the Operating Company.

        5. LIABILITY INSURANCE. The Company shall, from time to time, make a good faith determination whether or not it is practicable for the Company to obtain and maintain



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a policy or policies of insurance providing directors and officers with coverage for losses from errors or omissions, and to insure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all such policies of liability insurance, Indemnitee shall be named as an insured and covered in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors and officers. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or Subsidiary of the Company.

        6. EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement for the following:

           (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim unless said proceedings or claims were authorized by the board of directors of the Company.

           (b) Improper Personal Benefit. To indemnify Indemnitee against liability for any transactions from which Indemnitee, or any Affiliate of Indemnitee, derived an improper personal benefit, including, but not limited to, self-dealing or usurpation of a corporate opportunity.

           (c) Dishonesty. To indemnify Indemnitee if a judgment or other final adjudication adverse to Indemnitee establishes that Indemnitee committed acts of deliberate dishonesty, fraud, or illegality, which acts were material to the cause of action so adjudicated.

           (d) Insured Claims; Paid Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee (i) by an insurance carrier under a policy of liability insurance maintained by the Company, or (ii) otherwise by any other means.

           (e) Claims Under Section 16(b). To indemnify Indemnitee for an accounting of profits in fact realized from the purchase and sale of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

        7. MISCELLANEOUS.

           7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including without limitation any direct or indirect successor by purchase, merger,



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consolidation, or otherwise to all or substantially all of the business and/or assets the Company, spouses, heirs, executors, legal representatives and assigns. Notwithstanding the foregoing, the Indemnitee shall have no right or power to voluntarily assign or transfer any rights granted to Indemnitee, or obligations imposed upon the Company, by or pursuant to this Agreement. Further, the rights of the Indemnitee hereunder shall in no event accrue to the benefit of, or be enforceable by, any judgment creditor or other involuntary transferee of the Indemnitee.

           7.2 Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if mailed by domestic certified or registered mail with postage prepaid, properly addressed to the parties at the addresses set forth below, or to such other address as may be furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be, on the third business day after the date postmarked, or (b) otherwise notice shall be deemed received when such notice is actually received by the party to whom it is directed.

           If to Indemnitee:           To the address set forth below the
                                       signature line of Indemnitee on the
                                       signature page hereof.

           If to Company:              EPS Solutions Corporation
                                       695 Town Center Drive, Suite 700
                                       Costa Mesa, CA 92626
                                       Attention: General Counsel

           7.3 Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts made and to be performed in Delaware without giving effect to conflicts of laws principles.

           7.4 Severability. The provisions of this Agreement shall be severable. If this Agreement or any portion hereof shall be invalidated or held unenforceable in any respect on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or held unenforceable, and the balance of this Agreement not so invalidated in that jurisdiction, and this entire Agreement in other jurisdictions in which no part of this Agreement has been invalidated or held unenforceable, shall be enforceable in accordance with its terms.

           7.5 Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.




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           7.6 Arbitration.

           (a) (i) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration in Orange County, California administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder.

               (ii) If any controversy or claim arising out of or relating to this Agreement also arises out of or relates to the employment of Indemnitee by the Company or any of its Subsidiaries, the provisions of this Agreement governing dispute resolution shall govern resolution of such controversy or claim, but if such controversy or claim also involves material issues arising under any stock purchase agreement between Indemnitee and EPS Solutions Corporation, the arbitration provisions of that stock purchase agreement will govern resolution of such controversy or claim.

               (iii) The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, together with other arbitrations that are consolidated pursuant to subpart (c) below, exceed Five Hundred Thousand Dollars ($500,000) (the "THRESHOLD"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). If three (3) Arbitrators are to be appointed, each party shall select one person to act as Arbitrator (with all parties adverse to the Company in a consolidated arbitration proceeding constituting a single party for this purpose) and the two (2) selected shall select a third arbitrator within ten
(10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

           (b) Once the Arbitrator is selected, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues. Unless the Arbitrator determines at the pre-hearing conference or within five days thereafter that the interests of equity require other discovery rules, (i) each party may serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and depose a maximum of three (3) witnesses; (ii) all objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information; (iii) the responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party twenty (20) days after receipt by the responding party of such document demand or interrogatory; (iv) each deposition shall be taken on reasonable notice to the



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deponent, and must be concluded within four (4) hours; and (v) all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

           (c) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Company and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding. The Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

           (d) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the disposition of any claim. The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

           (e) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.



EPS SOLUTIONS CORPORATION                      INDEMNITEE


By:                                            By:
   ----------------------------                   ----------------------------

Name:                                          Name:
     --------------------------                     --------------------------

Title:                                         Title:
      -------------------------                      -------------------------




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